UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

April 30, 2009
Date of Report (Date of earliest event reported)

ELITE PHARMACEUTICALS, INC.
(Exact name of Company as specified in its charter)

Delaware	001-15697	22-3542636
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

165 Ludlow Avenue, Northvale, New Jersey 07647
(Address of principal executive offices)

(201) 750-2646
(Company’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

          On March 18, 2009, Elite Pharmaceuticals, Inc., a Delaware corporation (the “Registrant”), entered into the Strategic Alliance Agreement, dated as of March 18, 2009 (the “Alliance Agreement”), with Epic Pharma, LLC (the “Parent”) and Epic Investments, LLC (including its successors and assigns, the “Purchaser” and, collectively with the Parent and the Registrant, the “Parties”). The Registrant’s entry into the Alliance Agreement was previously disclosed by the Registrant in its Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission March 23, 2009, and in a press release issued by the Registrant on the same date.

          On April 30, 2009, the Parties entered into an Amendment, dated as of April 30, 2009 (the “Amendment”), to the Alliance Agreement for the purpose of amending and waiving certain provisions of the Alliance Agreement on the terms and conditions contained in the Amendment. A copy of the Amendment is attached to this report as Exhibit 10.1, and the summary of the material terms of the Amendment set forth below is qualified in its entirety by reference to such exhibit.

          In the Amendment, the Parties agreed to extend (the “Extension”) the date by which the conditions precedent to the initial closing of the transactions contemplated by the Alliance Agreement (such initial closing, the “Initial Closing” and the date of such Initial Closing, the “Initial Closing Date”) must be satisfied or waived, as the case may be, from April 30, 2009 to June 1, 2009. Pursuant to the Amendment, the Registrant received a cash deposit (the “Deposit”) of $250,000, which amount is creditable against the $1,000,000 payment to be made by the Purchaser on the Initial Closing Date. The Registrant may use the Deposit in accordance with the terms of the Alliance Agreement, however, in the event the Parent terminates the Alliance Agreement pursuant to the terms thereof as the result of a condition precedent set forth in Section 2.11(b) or 2.12(a) of the Alliance Agreement not being satisfied by the Registrant (other than those which have been waived by the Parent and the Purchaser on or before the Initial Closing Date), the Registrant must promptly refund the Deposit to the Parent. The Amendment also amended the Alliance Agreement to specifically provide for an Initial Closing Date of May 27, 2009, or such other date as the Parties may mutually agree upon in writing.

          The Amendment also extends the date by which the Registrant is required to hold the special meeting of its stockholders for the purpose of obtaining stockholder approval of an amendment to the Registrant’s certificate of incorporation that (i) increases the number of authorized shares of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”) from 210,000,000 shares to 360,000,000 shares and (ii) reduces the par value of the authorized shares of Common Stock from $0.01 to $0.001 per share, and the filing of such amendment to the Registrant’s certificate of incorporation with the Secretary of State of Delaware, from June 30, 2009, as originally provided under the Alliance Agreement, to July 31, 2009.

          In the Amendment, the Registrant provides the Parent and Purchaser with additional representations relating to the conversion of certain shares of the Registrant’s Series B 8% Convertible Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”), Series C 8% Convertible Preferred Stock, par value $0.01 per share (the “Series C Preferred Stock”), and Series D 8% Convertible Preferred Stock, par value $0.01 per share (the “Series D Preferred

Stock” and, together with the Series B Preferred Stock and Series C Preferred Stock, the “Outstanding Preferred Stock”) into shares of Common Stock in accordance with the respective terms of the Outstanding Preferred Stock. In reliance upon such representations, the Parent and the Purchaser each waived the conditions precedent to the Initial Closing provided for in the Alliance Agreement which required (i) the conversion of all remaining shares of the Series B Preferred Stock and Series C Preferred Stock into shares of Common Stock and (ii) the conversion of such number of additional shares of Series D Preferred Stock, as the Purchaser determines in its sole discretion, into Common Stock. Further, the Parent and the Purchaser each acknowledged under the Amendment that the Registrant complied with its obligation under the Alliance Agreement to use its best efforts to obtain the agreement of the holders of the Outstanding Preferred Stock to convert all of their shares of Outstanding Preferred Stock into Common Stock. The Amendment also amended certain provisions of the Alliance Agreement and the Certificate of Designation of Preferences, Rights and Limitations of Series E Convertible Voting Preferred Stock to be filed by the Registrant with the Secretary of State of Delaware prior to the Initial Closing in accordance with the waiver by the Parent and Purchaser of the conditions precedent regarding the conversion of Outstanding Preferred Stock described above.

          The Parent and the Purchaser each also waived under the Amendment the condition precedent to the Initial Closing that the Registrant must delist its Common Stock from the NYSE Amex (the “Exchange”). In place of such condition precedent, the Amendment added a new provision to the Alliance Agreement requiring the Registrant to delist its Common Stock from the Exchange within 30 days following the Initial Closing Date and to cause the Common Stock to be traded on such trading market as required under any agreement, instrument or security to which the Registrant may be a party or may be bound. As disclosed in Item 3.01 of this report, the Registrant has initiated process to delist its Common Stock from the Exchange and commence quotation on the OTC Bulletin Board.

Item 3.01.     Notice of Delistings or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

          On April 30, 2009, the Registrant sent written notice to the Exchange of its intention to effect a voluntary delisting of its Common Stock from the Exchange in order to commence quotation of the Common Stock on the OTC Bulletin Board. The Registrant also issued a press release on April 30, 2009 indicating that it has initiated process to delist its Common Stock from the Exchange and commence quotation on the OTC Bulletin Board. A copy of the press release is attached to this report as Exhibit 99.1.

Item 9.01.     Financial Statements and Exhibits

          a)      Not applicable.
          b)      Not applicable.
          c)      Not applicable.
          d)     Exhibits

Exhibit 10.1	Amendment, dated as of April 30, 2009, by and between the Registrant, on the one hand, and Epic Pharma, LLC and Epic Investments, LLC, on the other hand, relating to the Strategic

Alliance Agreement, dated as of March 18, 2009.

Exhibit 99.1	Press Release dated April 30, 2009

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 6, 2009

ELITE PHARMACEUTICALS, INC.

By:	/s/ Chris Dick
Chris Dick
Chief Operating Officer, President
and Acting Chief Executive
Officer